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                                                                   Exhibit 10.51

PINE NEEDLE LNG COMPANY, LLC
2800 Post Oak Boulevard (77056)
P. O. Box 1396
Houston, Texas  77251-1396
713/215-2000




September 13, 2000




Mr. Thomas Skains
Senior Vice President - Marketing and Supply Services
Piedmont Natural Gas Company, Inc.
1915 Rexford Road
Charlotte, NC   28233

Re:      Pine Needle LNG-1 Service Agreement

Dear Mr. Skains:

         Pine Needle LNG Company, LLC ("Pine Needle") and Piedmont Natural Gas Company, Inc. ("Customer") are parties to that certain Service Agreement, dated September 13th, 2000 ("Service Agreement"), wherein the Customer shall receive up to 15,000 Dt per day of LNG vaporization service pursuant to Rate Schedule LNG-1. The parties herein desire to amend the Service Agreement to change the term provision.

     Accordingly, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Effective as of October 1, 2000 Article III of the Service Agreement shall be deleted in its entirety, and substituted therefor shall be the following:


                               "TERM OF AGREEMENT

     This agreement shall be effective on October 1, 2000, and shall remain in force and effect until March 31, 2005. Notwithstanding the fact that Customer shall pay a discounted rate for service under the Service Agreement, Pine Needle hereby grants to Customer a contractual Right of First Refusal ("ROFR"). This ROFR will be procedurally administered in accordance with Section 23 of the General Terms and Conditions of Pine Needle's FERC Gas Tariff, as amended from time to time; provided that, in any event, Pine Needle shall provide notice of termination to Customer 180 days prior to the expiration of the Service Agreement to trigger the ROFR. Notwithstanding anything to the contrary in Pine Needle's FERC Gas Tariff, in order to retain service beyond the termination date pursuant its ROFR, Customer will required to match up to the maximum Pine Needle rate and the maximum contractual term with a five (5) year matching cap, as is allowed under a regulatory ROFR, of any bids submitted during an open season for this service."


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Except as amended herein, all terms and conditions of the Service Agreement shall remain in full force and effect as written. If the foregoing is in accordance with your understanding of our agreement, please so indicate by executing both originals of this agreement in the space provided blow.

                                              Very truly yours,

                                                       PINE NEEDLE LNG COMPANY



                                              By: /s/ Frank J. Ferazzi
                                                  --------------------
                                                  Frank J. Ferazzi
                                                  Vice President
                                                  September 13, 2000

ACCEPTED AND AGREED:
PIEDMONT NATURAL GAS COMPANY



By:  /s/ Thomas E. Skains
     --------------------
     Thomas E. Skains
     Senior Vice President - Marketing and Supply Services
     September 13, 2000